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                                                                  EXHIBIT 10.21


                            PHANTOM STOCK AGREEMENT

     THIS PHANTOM STOCK AGREEMENT (this "Agreement") made and entered into as of the 5th day of September, 1997, by and between CLARK/BARDES, INC., a Texas corporation (the "Company"), and STEVEN J. COCHLAN (the "Participant").

                             W I T N E S S E T H:

     WHEREAS, the Company and the Participant, together with others, have entered into a Stock Purchase Agreement of even date (the "Stock Purchase Agreement") under which among other related transactions, certain shares of the Company's Common Stock owned by the Participant (the "Shares") are to be purchased by the Company at a closing as provided therein (the "Stock Closing"); and

     WHEREAS, as part of the Stock Purchase Agreement transaction, the Company has agreed to provide the Participant certain incentive compensation based on the value of the Company's Common Stock.

     NOW, THEREFORE, for and in consideration of the above premises and of the mutual covenants and promises contained herein, the parties hereto agree as follows:

     1. Purpose. The purpose of this Agreement is to promote the interests of the Company by providing incentive compensation to the Participant based on the value of the Company's Common Stock. This Agreement will enhance the Company's ability to attract, retain and motivate such key personnel as the Participant and will promote a closer identity of interests between the Participant and the Company's stockholders.

     2.  Definitions.

         (a) "Board of Directors" or "Board" means the Board of Directors of the Company.

         (b) "Common Stock" means the Common Stock, no par value per share, of the Company.

         (c) "Company" means Clark/Bardes, Inc. and any successors or assigns, including but not limited to, any corporation or corporations with or into which Clark/Bardes, Inc. may be consolidated or merged or any corporation which purchases 50% or more of the outstanding Common Stock of the Company or which purchases substantially all of the assets of the Company.



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          (d) "Dollar Value of a Participant's Incentive Unit Account" as of a
given date shall be computed as the Value per share/Incentive Unit multiplied by the number of all Incentive Units computed in accordance with Section 4 hereof as of such date.

          (e) "Effective Date" means the date as determined pursuant to Section 18 hereof.

          (f) "Fair Market Value" means the market value of the Common Stock calculated on a per share basis, as determined by an independent appraisal firm, investment banking firm, accounting firm or other organization which is recognized for, and experienced in, valuing insurance agencies and brokers and similar financial services firms (the "Independent Evaluator"), which is, in any case, selected by the Company. In the event the Company proposes an Independent Evaluator and the Participant cannot agree on that or any other proposed Independent Evaluator within 30 days of the Company's proposal of such Independent Evaluator to the Participant, the Participant and the Company shall each hire an Independent Evaluator, at their own expense, within 15 days of such date to perform an appraisal of the Company. The determination of the market value by the Independent Evaluator shall be set forth within 45 days of the engagement in a written opinion addressed to the Board of Directors and to the Participant and shall be final, conclusive and binding upon the Company and the Participant. In the event that the Company and the Participant hire two Independent Evaluators, the market value shall be the average of the two values established unless there is a difference of more than 10%, in which case the Independent Evaluators shall select a third Independent Evaluator who shall establish a market value within 30 days of such engagement and the Fair Market Value price shall be the average of the two closest prices established by the Independent Evaluators. In the event a third Independent Evaluator is hired, the cost of such evaluation shall be split evenly between the Company and the Participant.

          (g) "Incentive Unit" means the award credited to the Participant under this Agreement and expressed in numbers of units.

          (h) "Principal Office Agreements" means that certain Principal Office Agreement dated as of September 12, 1993, between the Company and the Participant, as amended.

          (i) "Principals" means any principal pursuant to the Principal Office Agreement between the Company and any third party.

          (j) "Qualifying Revenues" means cash received by the Company directly resulting from compensation generated by the Participant through the



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SOP-FS Program less (i) the cost of the Company to perform any services or deliver any products under the SOP-FS Program, (ii) any revenues received from 1997 sales to The Dow Chemical Company under the SOP-FS Program and any add-ons, replacements or exchanges related thereto, (iii) any revenue received by the Company under the SOP-FS Program which is owed to Citicorp Securities and Principals or other third parties and (iv) any and all returns, refunds, charge backs, rebates, discounts, credits or allowances of any nature related or attributable to such Qualifying Revenues.

         (k) "SOP-FS Program" means the case or revenue opportunities for the Company arising under that certain Supplemental Offset Plan and Financing Structure as jointly developed and marketed by Citicorp, Participant and CBI.

         (l) "Subsidiary" means any entity in which the Company owns more than 50% of the issued and outstanding equity.

         (m) "Total Disability" means the complete inability of the Participant, due to injury or sickness, to perform any and every duty owed to the Company or a Subsidiary for a period of six months.

         (n) "Value per share/Incentive Unit" as of a given date means the Fair Market Value per share of Common Stock of the Company at the close of the fiscal year of the Company immediately preceding said date.

         (o) "Year" means a fiscal year of the Company.

     3. Administration. This Agreement shall be administered by the Board of Directors of the Company in its sole discretion. Subject to the express provisions of the terms hereof, the Board shall have sole and complete authority to:

              (i) determine all computations required under this Agreement in good faith; and

              (ii) interpret and construe this Agreement in good faith, and make all determinations deemed necessary or advisable for the administration of this Agreement.

     4. Determination of Awards. The Participant shall be entitled to an award of Incentive Units which shall be based on the following Schedule as to the level of Qualifying Revenues on a cumulative basis received by the Company measured as of the end of each fiscal quarter of the Company on any SOP-FS sales from the Effective Date through December 31, 2007, which are generated by the Participant in accordance herewith:



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
CUMULATIVE UNITS OWED                       CUMULATIVE QUALIFYING
     PARTICIPANT                              REVENUES OF COMPANY
------------------------------------------------------------------------
         0                                    Less than $5,000,000
------------------------------------------------------------------------
     200,000                               $5,000,000 to $9,999,999.99
------------------------------------------------------------------------
     400,000                              $10,000,000 to $14,999,999.99
------------------------------------------------------------------------
     600,000                              $15,000,000 to $19,999,999.99
------------------------------------------------------------------------
     800,000                              $20,000,000 to $24,999,999.99
------------------------------------------------------------------------
    1,000,000                             $25,000,000 to $29,999,999.99
------------------------------------------------------------------------
    1,200,000                             $30,000,000 to $34,999,999.99
------------------------------------------------------------------------
    1,400,000                             $35,000,000 to $39,999,999.99
------------------------------------------------------------------------
    1,500,000                                 $40,000,000 and over
------------------------------------------------------------------------

         The maximum number of Incentive Units which Participant is eligible to receive hereunder is One Million Five Hundred Thousand Incentive Units. Upon the consummation of an initial public offering of the Company's equity securities at any time prior to a Payment Date (as defined in Section 7 below), each outstanding Incentive Unit shall automatically convert into a share of Common Stock.

     5. INCENTIVE UNIT AMOUNTS. The Company shall record in an account with respect to Participant, to be known as the Participant's Incentive Unit Account, within a reasonable time after any award of Incentive Units, the number of Incentive Units awarded to Participant and the date of such award.

     6. ADJUSTMENT. On the occurrence of any of the following events, the following adjustments shall be made:

          (i) In case the number of outstanding shares of Common Stock of the Company shall be increased by way of a stock dividend, stock split, recapitalization, or other similar means, the number of Incentive Units available to be awarded referred to in Section 4 of this Agreement and the number of Incentive Units theretofore awarded under this Agreement shall be proportionately increased; and


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          (ii) In case the number of outstanding shares of Common Stock of the
               Company shall be reduced by recapitalization or otherwise (other than by purchase by the Company of outstanding shares) the number of Incentive Units available to be awarded referred to in Section 4 of this Agreement and the number of Incentive Units theretofore awarded under this Agreement shall be proportionately reduced.

     7. Payment for Incentive Units. Except as otherwise provided in paragraph 8 below, Participant shall receive payments for the accrued Dollar Value of his Incentive Unit Account on April 1 of 2003, 2004, 2005, 2006, 2007 and 2008 (each, a "Payment Date"), with the Dollar Value determined as of the immediately preceding December 31.

     8. Final Computation and Payment of Incentive Unit Account. The Board of Directors shall make a final computation in good faith of the Dollar Value of the Participant's Incentive Unit Account as of a Payment Date. In no event shall the Dollar Value of the Participant's Incentive Unit Account increase in value after the occurrence of a Payment Date.

          If the Participant's engagement with the Company or a Subsidiary is terminated because of the Participant's death, the Company shall pay to the Participant's designated beneficiary, or, in the absence of an effective beneficiary designation, to his estate, the final Dollar Value of the Participant's Incentive Unit Account, which Account shall be valued and paid at the end of the then current fiscal year. If the Participant's relationship with the Company pursuant to the Principal Office Agreement is terminated for any reason, including Total Disability, the final Dollar Value of the Participant's Incentive Unit Account shall be valued and paid to the Participant at the end of the then current fiscal year. The Company shall have the option to pay the final Dollar Value of the Participant's Incentive Unit Account in a lump sum or in equal annual installments over a period of not more than four years. If the Company elects to pay such amount in installments, the Company shall also pay interest on the unpaid amount from time to time (payable annually with each installment) at an annual rate equal to the prime rate announced from time to time by Harris Bank, as published in The Wall Street Journal, Midwest Edition, plus 1%.

     9. Designation of Beneficiary. Participant may designate a beneficiary or beneficiaries to receive any remaining amounts in his Incentive Unit Account in the event of his death, and may change such designation from time to time, by filing a written designation of beneficiaries with the Board of Directors on a form to be prescribed by the Board, provided that no such designation shall be effective unless so filed prior to the death of Participant. The Board may adopt reasonable



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restrictions as to the number of beneficiaries and the types of interest which may pass to beneficiaries.

     10. Absence of Liability. No member of the Board of Directors or officer of the Company or any Subsidiary shall be liable for any act or action hereunder, whether of commission or omission, taken by any other member, or by any officer, agent, or employee, or, except in circumstances involving his bad faith, for anything done or omitted to be done by himself.

     11. No Segregation of Cash or Shares. The Company shall not be required to segregate or reserve any cash or any shares of Common Stock which may at any time be represented by Incentive Unit awards under this Agreement. No interest at any time shall be allowable or payable with respect to any Incentive Units except as expressly provided herein.

     12. No Rights as a Shareholder. Participant shall not have voting rights or privileges of a shareholder of Common Stock, or be entitled to receive any shares of Common Stock, by reason of an award of Incentive Units under this Agreement.

     13. Company Not Trustee. The Company shall not, by an provisions of this Agreement be deemed to be a trustee of any property, and the liabilities of the Company to Participant pursuant to this Agreement shall be those of a debtor pursuant to such contract obligations as are created by this Agreement, and no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company.

     14. Assignment and Transfers. The rights and transfers of the Participant under this Agreement may not be assigned, encumbered, pledged or transferred except, in the event of the death of the Participant, to his designated beneficiary, or, in the absence of an effective beneficiary designation, to his estate. Any such attempted action shall be void and no such interest shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of the Participant. If the Participant shall become bankrupt or shall attempt to assign, encumber, pledge or transfer any interest in this Agreement, then the Board of Directors in its discretion may hold or apply such interest or any part thereof to or for the benefit of the Participant or his designated beneficiary, his spouse, children, blood relatives, or other dependents, or any of them, in such manner and in such proportions as the Board of Directors may consider proper.

     15. Texas Law To Govern. All questions pertaining to the construction, regulation, validity and effect of the provisions of this Agreement shall be determined in accordance with the laws of the State of Texas.


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     16. Withholding Tax. The Company shall have the right to deduct from any cash payment made to the Participant, his designated beneficiary or his estate any taxes required by law to be withheld with respect thereto.

     17. Gender. Wherever from the context of this Agreement it appears appropriate, each term shall in either the singular or plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.


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     18.  Effective Date. This Agreement shall take effect upon the Stock
Closing.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

CLARK/BARDES, INC.



By: /s/ Mel G. Todd                          /s/ Steven J. Cochlan
    --------------------------               ---------------------------
    Mel G. Todd                              Steven J. Cochlan
    President and CEO